Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 15, 2000 (except with respect to the matter discussed in Note 13, as to which the date is March 13, 2000), included in or incorporated by reference into ONIX Systems Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000, into the Company's previously filed Registration Statement No. 333-79977 on Form S-8.



                                                    Arthur Andersen LLP



Boston, Massachusetts
March 14, 2000